                                                                    EXHIBIT 10.5

                           PATENT LICENSE AGREEMENT
                           ------------------------


     THIS AGREEMENT is made by and between the BOARD OF REGENTS, THE UNIVERSITY OF TEXAS SYSTEM ("BOARD"), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701, on behalf of its component, The University of Texas at Austin ("UNIVERSITY") and NOVA AUTOMATION CORPORATION ("LICENSEE"), a Texas corporation, having an office at 1515 Capital of Texas Highway South, Austin, Texas 78746.

                             W I T N E S S E T H:

     Whereas BOARD owns certain PATENT RIGHTS relating to methods and apparatus for Layered Part Generation Using Laser Sintering; and

     Whereas BOARD also owns certain unpatented technology for Layered Part Generation Using Laser Sintering; and

     Whereas BOARD wishes to have LICENSED SUBJECT MATTER developed and used for the benefit of the inventor, UNIVERSITY, and the public as outlined in the Intellectual Property Policy and Guidelines promulgated by the aforementioned BOARD; and

     Whereas LICENSEE wishes to obtain a license subject to preexisting rights or licenses, if any, under BOARD'S PATENT RIGHTS or unpatented technology; and

     Whereas BOARD wishes to grant a license to LICENSEE, subject to the terms and conditions stated herein;

     NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereto agree as follows:

                              I.  EFFECTIVE DATE
                                  --------------

     This agreement shall be effective December 3, 1987, subject to approval by BOARD.

                               II.  DEFINITIONS
                                    -----------

     As used in this Agreement, the following terms shall have the meanings indicated:

     2.1 LICENSED SUBJECT MATTER shall mean all information contained in either PATENT RIGHTS or TECHNOLOGY RIGHTS.

     2.2 PATENT RIGHTS shall mean BOARD'S rights in information covered at any time by United States Patent Application Serial Number 920,580, filed October 17, 1986, and any division, continuation, continuation-in-part, reissue or re-examination thereof, and any letters patent that may be issued thereon, or any foreign counterpart thereof.

     2.3 TECHNOLOGY RIGHTS shall mean unpatented technology, technical information, design data, and other information owned by BOARD which relates to methods and/or apparatus for layered part generation using laser sintering to the extent necessary for practicing the inventions or discoveries covered by PATENT RIGHTS. TECHNOLOGY RIGHTS shall include without limitation all information, know-how, process, procedures, methods, protocols, formulas, techniques, software, designs, drawings, data and other valuable technical information not in the public domain at the time of disclosure by BOARD to LICENSEE.

     2.4 SALE shall mean any transfer or disposition to a party other than LICENSEE or a sublicensee hereunder of LICENSED SUBJECT MATTER in exchange for value received.

     2.5 NET SALES shall mean LICENSEE's gross receipts from SALE(S) of products covered by LICENSED SUBJECT MATTER, less any deduction for commissions, trade discounts, returns, freight, taxes or government tariffs.

                        III.  WARRANTY; SUPERIOR RIGHTS
                              -------------------------

     3.1 Except for the rights, if any, of the Government of the United States, as referenced in paragraph 3.2 below, BOARD represents and warrants that it is the owner of the entire right, title, and interest in and to PATENT RIGHTS and TECHNOLOGY RIGHTS, that it has the sole right to grant licenses under LICENSED SUBJECT MATTER and that it has not granted licenses thereunder to any other person or entity.

     3.2 LICENSEE understands that the PATENT RIGHTS and TECHNOLOGY RIGHTS licensed hereunder may have been developed under a funding agreement with the Government of the United States of America and that the Government may have certain rights relative thereto. This Agreement is explicitly made subject to the Government's rights, if any, under any such agreement. To the extent that there is a conflict between any such funding agreement, and this Agreement, the terms of such funding agreement shall prevail.

                                 IV.  LICENSE
                                      -------

     4.1 BOARD hereby grants to LICENSEE an exclusive, worldwide royalty-bearing license (except as provided under Paragraph 3.2 and 4.4 hereof) to make, have made, use or sell LICENSED SUBJECT MATTER.

     4.2 LICENSEE shall have the right to grant sublicenses consistent with this Agreement, provided that LICENSEE shall be responsible for the operations of its sublicensee(s) relevant to this Agreement as if such operations were carried out by LICENSEE. However, LICENSEE shall not be obligated to make royalty payments to BOARD on income from its sublicenses until the receipt by LICENSEE of such royalty payments from its sublicensee(s). Any sublicense granted hereunder shall, by its terms, not extend beyond the term of this Agreement. If this Agreement is earlier terminated pursuant to Paragraph 7.2, all sublicenses then in effect shall revert to BOARD as licensor, and BOARD shall have no further obligation to account to LICENSEE for royalties received thereunder; however, any such royalties from sublicenses applicable to the period prior to termination shall belong to LICENSEE. LICENSEE further agrees to deliver to BOARD a true and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within thirty (30) days after execution, modification, or termination, as applicable. BOARD shall have the right of consent to the terms and conditions of any sublicense; however, such consent shall not be unreasonably withheld. BOARD shall exercise its right of consent within sixty (60) days of receipt by UNIVERSITY or BOARD of any proposed sublicense. Upon termination of this Agreement, any and all existing sublicense rights granted by LICENSEE shall automatically revert to BOARD.

     4.3 BOARD specifically retains the right for itself and its component institutions to:

          (a) Publish the general scientific findings from research related to LICENSED SUBJECT MATTER; and

          (b) Use any information contained in LICENSED SUBJECT MATTER for research, teaching, and other educational purposes.

     4.4 BOARD shall have the right at any time after the date of this Agreement to terminate the license granted herein if LICENSEE within ninety days after written notice from BOARD of termination fails to provide written evidence that it has commercialized or is actively attempting to commercialize LICENSED SUBJECT MATTER. LICENSEE further agrees to use its best efforts to produce and demonstrate a working commercial prototype adapted to practice LICENSED SUBJECT MATTER within eighteen (18) months from the date of this Agreement.

     4.5 With respect to any foreign operations of LICENSEE, BOARD shall have the right at any time after December 31, 1997 to terminate the license granted herein in any foreign national political jurisdiction if LICENSEE, within one hundred eighty (180) days after written notice from BOARD of such intended termination, fails to provide written evidence to BOARD that it has commercialized or is actively attempting to commercialize LICENSED SUBJECT MATTER in that foreign jurisdiction.

     4.6 Evidence provided by LICENSEE that it has an ongoing and active research, development, manufacturing, marketing or licensing program as appropriate, directed toward production and sale of products within LICENSED SUBJECT MATTER shall be deemed satisfactory evidence of such an attempt to commercialize.

     4.7 The exercise of the license granted to LICENSEE under this Agreement shall be conditioned on the issuance of stock to BOARD as required by paragraph 6.1.
                           V.  PAYMENTS AND REPORTS
                               --------------------

     5.1 Within one (1) year following execution of this Agreement LICENSEE will reimburse BOARD for reasonable attorneys' fees and expenses incurred by BOARD in preparing, filing and prosecuting patent application serial number 920,580, filed October 17, 1986, up to a maximum of Fifteen Thousand Dollars ($15,000.00). BOARD shall control the preparation and prosecution of all patent applications directed to inventions covered by this license, and BOARD shall decide whether or not to file patent applications in the United States and shall notify LICENSEE of such decision. LICENSEE shall also reimburse BOARD for the reasonable costs of all additional U. S. filings if LICENSEE elects to include claimed subject matter of such U. S. patent applications within the scope of the license. LICENSEE may, however, credit one half of sums paid to BOARD hereunder for reimbursement of fees and expenses for the additional U. S. patent applications against royalties due to BOARD under Paragraph 5.2 below. Such credit shall be in addition to the waiver provided under Paragraph 5.2.
LICENSEE shall have the right to elect whether or not to file foreign patent applications and LICENSEE will pay all fees and expenses associated with the filing, prosecution and maintenance of such foreign applications with no credit against royalties.

     5.2 LICENSEE will pay BOARD a running royalty in the amount of four percent (4%) of LICENSEE'S NET SALES. BOARD hereby agrees to waive one half the amount of royalty otherwise due on LICENSEE'S first Three Hundred Thousand Dollars ($300,000) of NET SALES provided that LICENSEE has otherwise fully complied with this agreement at the time such royalty is due.

     5.3 Any UNIVERSITY research sponsored by LICENSEE shall be negotiated with UNIVERSITY in accordance with BOARD's usual research agreement procedures.

     5.4 LICENSEE will, in exchange for the rights granted hereunder, within one (1) year from the date of the execution of this Agreement, demonstrate to the satisfaction of BOARD that it has raised Three Hundred Thousand Dollars ($300,000) in capital financing. At LICENSEE's request, BOARD may in its discretion extend the period to raise the Three Hundred Thousand Dollars ($300,000) in capital financing for an additional period of time not to exceed 180 days. If LICENSEE fails to demonstrate timely to the BOARD's satisfaction that it has raised the requisite capital, BOARD shall have the right to terminate this Agreement.

     5.5 If any sublicenses are granted by LICENSEE pursuant to Paragraph 4.2, BOARD will receive a percentage of the gross receipts received by LICENSEE from any sublicensees in an amount of not less than four percent (4%) nor more than fifty percent (50%), the exact percentage of gross receipts to be negotiated in a timely fashion between BOARD and LICENSEE at the time BOARD exercises its right of consent to the sublicensee under Paragraph 4.2. Among the factors to be taken into consideration in negotiating the sublicense fee will be (a) whether LICENSEE merely functions as a broker; (b) whether LICENSEE manufactures the licensed products to be sold by the sublicensee; (c) the extent of LICENSEE's investment in developing the sublicensed product.

     5.6 Within sixty (60) days after March 31, June 30, September 30, and December 31, LICENSEE shall deliver to BOARD a true and accurate report, giving such particulars of the business conducted by LICENSEE and its sublicensees, if any exist, during the preceding three (3) calendar months as are pertinent to an account for payments hereunder. Such report shall include at least (a) the quantities of LICENSED SUBJECT MATTER that it has produced; (b) the total SALES; (c) the NET SALES; (d) the calculation of royalties on NET SALES; and (e) the total royalties so computed and due BOARD. Simultaneously with the delivery of each such report, LICENSEE shall pay to BOARD the amount, if any, due for the period of such report. If no payments are due, it shall be so reported. At LICENSEE's request and for good cause shown, BOARD may in its discretion permit LICENSEE to defer payment of current royalties due BOARD until the next quarterly reporting period.

     5.7 Upon the request of BOARD, but not more often than once per calendar year, LICENSEE shall deliver to BOARD a written report as to LICENSEE's efforts and accomplishment during the preceding year in commercializing LICENSED SUBJECT MATTER and its commercialization plans for the upcoming year.

     5.8 All amounts payable hereunder by LICENSEE shall be payable in United States funds without deductions of any kind other than those permitted under this Agreement. Royalty checks shall be made payable to BOARD OF REGENTS, The University of Texas System and shall be mailed to the Office of Asset Management, 210 West Sixth Street, Austin, Texas 78701.

                      VI.  COMMON STOCK; EQUITY OWNERSHIP
                           ------------------------------

     6.1 In consideration of the rights granted to LICENSEE by BOARD in this Agreement, LICENSEE agrees to issue twenty percent (20%) of its common stock to BOARD with pre-emptive rights. Such shares shall be fully paid and non-assessable.

     6.2 BOARD shall have the right to name directors on the board of directors of LICENSEE in proportion to the number of shares held by BOARD relative to the total number of issued shares, provided, that BOARD shall always have the right to elect at least one seat on LICENSEE's board of directors.

                          VII.  TERM AND TERMINATION
                                --------------------

     7.1 Subject to the provisions of Paragraph 7.2, the Term of this Agreement shall extend from the Effective Date set forth above for a term of seventeen
(17) years or until the expiration date of all patents under PATENT RIGHTS, whichever occurs last.

     7.2 The license and right to sublicense granted by BOARD to LICENSEE in this Agreement will earlier terminate:

          (a) Automatically if LICENSEE shall become bankrupt or insolvent and/or if the business of LICENSEE shall be placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of LICENSEE or otherwise and all rights of LICENSEE shall immediately revert to BOARD and all rights of any sublicensees shall survive, but the obligations of such sublicensees will automatically accrue to the benefit of BOARD;

          (b) If either party hereto shall breach or default on any material obligation under this Agreement. However, termination of the Agreement shall be avoided if, within ninety (90) days after receipt of written notice of breach or default, the party in default cures the breach and notifies the other party in writing of the manner of such cure.

          (c)  Under the provisions of Paragraph 4.4 if invoked.

          (d)  Under the provisions of Paragraph 4.5 if invoked.

          (e)  Under the provisions of Paragraph 5.4 if invoked.

     7.3 Upon termination of this Agreement for any cause, nothing herein shall be construed to release either party of any obligation matured prior to the effective date of such termination, and LICENSEE may, with BOARD's written consent, after the effective date of such termination, sell any LICENSED SUBJECT MATTER in the possession of LICENSEE, its agents or bailees at the date of termination, provided that it pays BOARD royalties thereon as provided in this Agreement when sold.

                              VIII.  INFRINGEMENT
                                     ------------

     8.1 LICENSEE shall have the obligation to enforce any patent licensed hereunder against substantial infringement by third parties. If LICENSEE elects to bring suit for infringement, then the running royalty will apply to all amounts recovered by LICENSEE, excluding LICENSEE's legal expenses. If LICENSEE elects not to bring suit and thereafter BOARD elects to bring suit, LICENSEE must join in the suit and must share fifty percent (50%) of the expenses in order for LICENSEE to maintain its exclusive license under this agreement. If BOARD elects to bring suit, BOARD shall control the suit and LICENSEE shall receive fifty percent (50%) of any net recovery to BOARD after legal expenses.

     8.2 In any suit or dispute involving alleged patent infringement, the parties to this Agreement shall cooperate fully including making available all relevant personnel, records, papers, information, samples, specimens, and the like which are in their possession.

                                IX.  ASSIGNMENT
                                     ----------
     This Agreement may not be assigned by either party hereto without the prior written consent of the other party hereto which consent shall not be unreasonably withheld.
                              X.  PATENT MARKING
                                  --------------

     LICENSEE agrees to mark permanently and legibly all products and documentation manufactured or sold by it under this Agreement with such patent notice as may be permitted or required under Title 35, United States Code.

                             XI.  INDEMNIFICATION
                                  ---------------

     LICENSEE shall hold harmless and indemnify BOARD, UNIVERSITY, their Regents, officers, employees and agents from and against any claims, demands, or causes of action whatsoever, caused by, arising out of, or resulting from the exercise or practice of the license granted hereunder by LICENSEE or its officers, employees, agents or representatives, including without limitation those arising on account of any injury or death of persons or damage to property.

                    XII.  USE OF BOARD AND COMPONENT'S NAME
                          ---------------------------------

     LICENSEE shall not use the name of UNIVERSITY, SYSTEM, or BOARD for commercial purposes (other than providing disclosure to potential investors to the extent required by law) without the express written consent of the Office of General Counsel for The University of Texas System or another individual designated by the Office of the Chancellor, which consent shall not be unreasonably withheld.

                        XIII.  CONFIDENTIAL INFORMATION
                               ------------------------

     13.1 BOARD and LICENSEE each agree that all information contained in documents marked "confidential" which are forwarded to one by the other shall be received in strict confidence, used only for the purposes of this Agreement, and not disclosed by the recipient (except as required by law or by court order), its agents or employees without the prior written consent of the other unless such information (a) was in the public domain at the time of disclosure, (b) later became part of the public domain through no act or omission of the recipient, its employees, agents, successors or assigns, (c) was lawfully disclosed to the recipient party by third party having the right to disclose it,
(d) was already known by the recipient at the time of disclosure, (e) was independently developed, or (f) is required to be submitted to a government agency pursuant to any preexisting obligation.

     13.2 Each party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other party's confidential information it used to protect its own confidential information. This obligation shall exist while this agreement is in force and for a period of three (3) years thereafter.

                                 XIV.  GENERAL
                                       -------

     14.1 This Agreement constitutes the entire and only agreement between the parties for LICENSED SUBJECT MATTER and all other prior negotiations, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties hereto.

     14.2 Any notice required by this Agreement shall be given by prepaid, first class, certified mail, return receipt requested, addressed in the case of BOARD to:

                            BOARD OF REGENTS
                            The University of Texas System
                            201 West 7th Street
                            Austin, Texas  78701
                            ATTENTION:      System Intellectual Property Office

or in the case of LICENSEE to:

                            NOVA AUTOMATION CORP.
                            1515 Capital of Texas Highway S.
                            Austin, Texas 78746

or such other addresses as may be given from time to time under the terms of this notice provision.

     14.3 This Agreement shall be construed and enforced in accordance with the laws of the United States of America and of the State of Texas.

     14.4 Failure of either party hereto to enforce a right under this Agreement shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

     14.5 Headings included herein are for convenience only and shall not be used to construe this Agreement.

     14.6 If provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this AGREEMENT.


ATTEST:                          BOARD OF REGENTS OF THE
                                 UNIVERSITY OF TEXAS SYSTEM


By /s/ Arthur H. Dilly           By /s/ Michael E. Patrick
  ----------------------------     ---------------------------------------------
   Arthur H. Dilly                  Michael E. Patrick
   Executive Secretary              Executive Vice Chancellor
                                    for Asset Management

APPROVED AS TO FORM:             APPROVED AS TO CONTENT:



By /s/  Michael H. Corley        By /s/ William H. Cunningham
  ----------------------------     ---------------------------------------------
   Michael H. Corley                William H. Cunningham
   Office of General Counsel        President, THE UNIVERSITY OF
                                    TEXAS AT AUSTIN


                                 NOVA AUTOMATION CORPORATION


                                 By /s/ Paul McClure
                                   ---------------------------------------------
                                    President